Exhibit 10.3

Rules of the Maxpoint Interactive, Inc Company Share Option Plan (the Plan)

Established by resolution of the Board of Directors of MaxPoint Interactive, Inc on July 26, 2016

1	INTERPRETATION

1.1	The following definitions and rules of interpretation apply in the Plan.
Adoption Date means July 26, 2016, the date on which the Board approved the Plan.
Associate has the meaning given in paragraph 12 of Schedule 4.
Board means the board of directors of the Company or a committee of directors appointed by that board to carry out any of its functions under the Plan (including any appointed under the US Plan).
Business Day means a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.
Company means MaxPoint Interactive, Inc incorporated under the laws of the State of Delaware.
Control has the meaning given in section 719 of ITEPA 2003.
Eligible Employee means

(a)	any employee of a Group Company who is tax resident in the UK; and

(b)	any director of a Group Company who tax resident in the UK and who is required to devote at least 25 hours per week (excluding meal breaks) to their duties;
Eligible Employee does not include and employee or director who would otherwise be covered by (a) or (b), where that employee or director:

(i)	has a Material Interest (either on their own or together with one or more of their Associates), or has had such an interest in the last 12 months; and

(ii)	has an Associate or Associates that has or (taken together) have a Material Interest, or had such an interest in the last 12 months.
Employee means an employee of a Group Company.
Employer Company means the Option Holder's employer or former employer as applicable.
Exercise Price means the price at which each Share subject to an Option may be acquired on the exercise of that Option, which (subject to rule 15):

(a)	if Shares are to be newly issued to satisfy the exercise of the Option, may not be less than the nominal value of a Share; and

(b)	may not be less than the Market Value of a Share on the Grant Date (or such earlier date as determined in accordance with paragraph 22 of Schedule 4).
Existing CSOP Options means all:

(a)	Options; and

(b)	options granted under any other Schedule 4 CSOP that has been established by the Company or any of its Associated Companies (as defined in paragraph 35 of Schedule 4).
Grant Date means the date on which an Option is granted under the Plan.
Group Company means the Company, any company other than the Company which has Control of the Company, and any company which is subject to the Control of the Company.
HMRC means HM Revenue & Customs.
ITEPA 2003 means the UK Income Tax (Earnings and Pensions) Act 2003.
Key Feature means any provision of the Plan that is necessary to meet the requirements of Schedule 4.
Leaver Number has the meaning given in rule 10.5.
Market Value means the market value determined in accordance with the applicable provisions of Part VIII of the Taxation of Chargeable Gains Act 1992, and any relevant published HMRC guidance, on the relevant date. Where Shares are subject to a Relevant Restriction, Market Value shall be determined as if they were not subject to a Relevant Restriction.
Material Interest has the meaning given in paragraph 9 of Schedule 4.
Normal Vesting Date means the earliest date on which the Option may be exercised, unless an earlier event occurs to cause the Option to lapse or become exercisable. This date may not be earlier than the third anniversary of the Grant Date or later than the tenth anniversary of the Grant Date.
Option means a right to acquire Shares granted under the Plan.
Option Certificate means a certificate setting out the terms of an Option, issued under rule 2.3.
Option Holder means an individual who holds an Option or, where applicable, their personal representatives.
Performance Condition means any condition set under rule 3 that:

(a)	must be met before an Option can be exercised at all; and/or

(b)	provides that the extent to which an Option becomes capable of exercise shall be determined by reference to performance over a certain period measured against specified targets.
Personal Data means any personal information which could identify an Option Holder including Options held under the Plan or under any other Share Incentive Scheme operated by the Company.

Plan means: this employee share option plan constituted and governed by these rules, as amended from time to time, which Plan is deemed for U.S. purposes to be a subplan of the US Plan.
Redundancy has the meaning given by the UK Employment Rights Act 1996.
Relevant Restriction means any provision included in any contract, agreement, arrangement or condition to which any of sections 423(2), 423(3) and 423(4) of ITEPA 2003 would apply if references in those sections to employment-related securities were references to Shares.
Rollover Period means any period during which Options may be exchanged for options over shares in another company (under paragraph 26 of Schedule 4, rule 14.5 and rule 14.6).
Schedule 4 is Schedule 4 to ITEPA 2003.
Schedule 4 CSOP means a share plan that meets the requirements of Schedule 4.
Share Incentive Scheme means any arrangement to provide employees and/or directors with shares.
Shares refers to shares of common stock of the Company that meet the requirements of paragraphs 16 to 18 and paragraph 20 of Schedule 4.
Subsidiary has the meaning given to that term in section 1159 of the Companies Act 2006.
Tax Liability means the total of:
(a) any income tax and primary class 1 (employee) national insurance contributions (or their equivalents in any jurisdiction) for which any Employer Company is or may be liable to account (or reasonably believes it is or may be liable to account) as a result of any Taxable Event; and
(b) unless the Employer Company directs otherwise under rule 12.5, any employer national insurance contributions (or similar liability in another jurisdiction) that any Employer Company is, or may be, liable to pay (or reasonably believes it is or may be liable to pay) as a result of any Taxable Event and that can be recovered lawfully from the Option Holder.
Taxable Event means any event or circumstance that gives rise to a liability for the Option Holder to pay income tax, national insurance contributions or both (or their equivalents in any jurisdiction) in respect of:

(a)	the Option, including its exercise, assignment or surrender for consideration, or the receipt of any benefit in connection with it;

(b)	any Shares (or other securities or assets):

(i)	earmarked or held to satisfy the Option;

(ii)	acquired on exercise of the Option;

(iii)	acquired as a result of holding the Option;

(iv)	acquired in consideration of the assignment or surrender of the Option;

(c)	any securities (or other assets) acquired or earmarked as a result of holding Shares (or other securities or assets) mentioned in (b);

(d)	entering into an election under section 430 or 431 of ITEPA 2003; or

(e)
any amount due under PAYE in respect of securities or assets within (a) to (d) above, including any failure by the Option Holder to make good such an amount within the time limit specified in section 222 of ITEPA 2003.

US Plan means Maxpoint Interactive, Inc. 2015 Equity Incentive Plan, as amended from time to time.

1.2	Rule headings do not form part of the relevant rule and do not affect the interpretation of the Plan.

1.3	Unless the context otherwise requires:

(a)	words in the singular shall include the plural and in the plural shall include the singular; and

(b)	a reference to one gender shall include a reference to the other genders.

1.4
A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time and includes all subordinate legislation made from time to time under that statute or statutory provision.

1.5	Writing or written includes fax and email.

1.6
A reference to the Plan or to any other agreement or document referred to in the Plan is a reference to the Plan or such other agreement or document as validly varied or novated and a reference to a rule is to the rules of the Plan.

2	GRANT OF OPTIONS

2.1	Subject to the rules of the Plan, the Company may grant Options to any Eligible Employee it chooses at any time.

2.2	Options may be granted except where prohibited by:

(a)	law;

(b)	regulation with the force of law; or

(c)	rule of an investment exchange on which Shares are listed or traded, or any other non-statutory rule that binds the Company or with which the Board has resolved to comply.

2.3
An Option shall be granted by the Company executing an Option Certificate as a deed in a form approved by the Board. Each Option Certificate shall be sent to the relevant Option Holder and shall specify (amongst other things):

(a)	the Grant Date;

(b)	the number and class of the Shares over which the Option is granted;

(c)	the Exercise Price;

(d)	the Normal Vesting Date;

(e)	the date when the Option will lapse (being no later than the tenth anniversary of the Grant Date) subject to earlier lapse or exercise in accordance with these rules.

(f)	any Performance Conditions, and the method by which the Performance Conditions may be varied or waived;

(g)	a statement that:

(i)	the Option is subject to these rules, Schedule 4 and any other legislation applying to Schedule 4 CSOPs which shall prevail over any conflicting statement as to the Option's terms;

(ii)	whether or not the shares are subject to any Relevant Restrictions and, if so, the nature of the Relevant Restrictions; and

(iii)	the circumstances in which the Option will lapse other than by effluxion of time;

(h)	the Exercise Price;

(i)	the number and description of the Shares under the Option;

(j)	any restrictions attaching to the Shares;

(k)	the time the Option can be exercised; and

(l)	the circumstances in which the Option will lapse and any exercise conditions.

2.4	No amount shall be paid for the grant of an Option.

3	PERFORMANCE CONDITIONS

3.1	On the Grant Date of any Option, the Company:

(a)	may specify one or more Performance Conditions for the Option; and

(b)	may specify, for any Performance Condition:

(i)	any restrictions that will apply to variation or waiver of that Performance Condition under rule 3.4; or

(ii)	that there may be no such variation or waiver.

3.2	A Performance Condition may be specified to apply only to part of an Option.

3.3	Any Performance Condition shall be an objective measure of the performance of:

(a)	the Company;

(b)	the Option Holder; or

(c)	a business unit of which the Option Holder is a part.

3.4	Subject to any restrictions on variation or waiver specified by the Company under rule 3.1(b), the Board may vary or waive any Performance Condition if events occur that cause:

(a)
an Option to become exercisable before the end of the period over which the original Performance Condition was to be assessed, if the original Performance Condition cannot reasonably be applied to the shortened time period; or

(b)	the Board to decide the Performance Condition is no longer an appropriate measure of performance.

3.5	If the Board varies the Performance Condition under rule 3.4 the varied Performance Condition must be (in the reasonable opinion of the Board):

(a)	no more difficult to satisfy than the original Performance Condition was at the Grant Date; and

(b)
not materially easier to satisfy than the original Performance Condition was at the Grant Date, unless the variation of the Performance Condition has been approved in advance by the Company as required under the governing law under which the Company operates.

3.6	The Board shall determine whether, and to what extent, Performance Conditions have been satisfied and certify this to the Option Holder in writing.

3.7	If an Option is subject to any Performance Condition, the Board shall notify the Option Holder within a reasonable time after the Board becomes aware of the relevant information:

(a)	when that Performance Condition has become incapable of being satisfied, in whole or in part; and

(b)	of any waiver or variation of that Performance Condition under rule 3.4.

4	OVERALL LIMITS ON GRANTS
The total Options granted under this Plan are subject to the limitations set out in Article 3 of the US Plan (Shares available for Grants).

5	INDIVIDUAL LIMITS ON GRANTS
The grant of any share option intended to be an Option (New Option) shall be limited and take effect so that the total Market Value (at the relevant dates of grant) of Shares subject to all Existing CSOP Options held by the relevant Eligible Employee and the New Option does not exceed £30,000 (or any other amount specified in paragraph 6 of Schedule 4 at the relevant time); provided that any more restrictive share limitation set forth in Section 3.5 of the US Plan shall also apply.

6	TRANSFER OF OPTIONS

6.1	Options may not be transferred or assigned or have any charge or other security interest created over them save where rule 6.3 applies.

6.2	Where rule 6.1 is engaged and rule 6.3 does not apply, the Option shall lapse immediately in accordance with Rule 7.

6.3	Rule 6.1 does not apply where an Option is transmitted to an Option Holder's personal representatives on the death of the Option Holder.

7	LAPSE AND SUSPENSION OF OPTIONS

7.1	Except where rule 10.6 applies, an Option (or part of an Option as applicable) shall lapse on the earliest of:

(a)	Rule 6.2 applying;

(b)	any Performance Condition becomes incapable of being met, or is not met on the date on which the Board measures the Performance Condition;

(c)	the lapse date specified in the Option Certificate;

(d)	the expiry of any time limit for the exercise of an Option specified in rule 10;

(e)	subject to the Board's ability to permit exercise of the Option rule 10.11, 90 days following the Option Holder ceasing employment with a Group Company;

(f)	if any part of rule 14 applies, the time specified for the lapse of the Option under the relevant part of rule 14; or

(g)
when the Option Holder becomes bankrupt under Part IX of the Insolvency Act 1986, or applies for an interim order under Part VIII of the Insolvency Act 1986, or proposes or makes a voluntary arrangement under Part VIII of the Insolvency Act 1986, or takes similar steps, or is similarly affected, under laws of any jurisdiction that correspond to those provisions of the Insolvency Act.

7.2	Where rule 10.6 applies, the Option lapses on the first anniversary of the Option Holder's death.

8	EXERCISE OF OPTIONS: GENERAL

8.1	An Option Holder may exercise an Option from the earliest of:

(a)	the Normal Vesting Date;

(b)	the time it becomes exercisable under rule 10 (Termination of Employment); and

(c)	the time it becomes exercisable under rule 14 (Takeovers and Liquidations).

8.2	An Option Holder may only exercise an Option to the extent that the relevant Performance Condition is achieved (unless waived under rule 3.4).

9	EXERCISE OF OPTIONS: RESTRICTIONS

9.1	An Option Holder may not exercise an Option when its exercise is prohibited by, or would be a breach of any:

(a)	law;

(b)	regulation with the force of law; or

(c)	rule of an investment exchange on which the Shares are listed or traded or rule, code or set of guidelines that binds the Company or with which Company has resolved to comply.

9.2	An Option Holder may not exercise an Option at any time when the Option Holder:

(a)	has a Material Interest (any interests of the Option Holder's Associates being treated as belonging to the Option Holder for this purpose); or

(b)	had a Material Interest in the 12 months before that time (any interests of the Option Holder's Associates being treated as having belonged to the Option Holder for this purpose).

9.3	An Option Holder may exercise an Option only if the Option Holder has:

(a)	agreed to rule 12 in writing; and

(b)	made any arrangements, or entered into any agreements, required under rule 12.

9.4	An Option Holder may not exercise an Option at any time:

(a)	while subject to ongoing disciplinary proceedings by any Group Company;

(b)	while any Group Company is investigating the Option Holder's conduct and may as a result begin disciplinary proceedings;

(c)	while there is a breach of the Option Holder's employment contract that is a potentially fair reason for dismissal;

(d)	while in breach of a fiduciary duty owed to any Group Company;

(e)
after ceasing to be an Employee, if there was a breach of the employment contract or fiduciary duties that (in the reasonable opinion of the Board) would have prevented exercise of the Option had the Company been aware (or fully aware) of that breach, and of which the Company was not aware (or not fully aware) until after both:

(i)	the Option Holder ceases to be an Employee; and

(ii)	the time (if any) when the Board decided to permit exercise of the Option.

9.5	The Company shall apply the provisions of rule 9.4 in good faith and not frustrate a valid exercise of the Option by the inappropriate application of those provisions.

9.6
If an Option Holder is unable to exercise an Option due to the application of the provisions of rule 9.3, following the conclusion of any disciplinary proceedings or investigation, the Board shall determine whether the Option is exercisable. If so, the Option will be exercisable, subject to these rules, on the date of such determination.

10	TERMINATION OF EMPLOYMENT

10.1
Where an Option Holder gives or receives notice of termination of employment (whether or not lawful) before the Normal Vesting Date he/she may not exercise an Option while the notice remains effective, unless the Board determines otherwise.

10.2	An Option Holder who ceases employment with a Group Company may not exercise their Option except as permitted by

(a)	Rule 10.6 (death);

(b)	Rule 10.7 (miscellaneous); or

(c)	Rule 10.11 (Board consent).

10.3	Where an Option Holder:

(a)	dies while an Employee; or

(b)	ceases to be an Employee (whether or not following notice and for whatever reason)
before the Normal Vesting Date, their Option shall lapse immediately in respect of the number of Shares calculated in accordance with rule 10.4 and be further reduced by the number of Shares calculated in accordance with 10.5, the number of Shares following these lapse and reduction provisions being the Leaver Number.

10.4	The number of Shares in respect of which the Option lapses shall be calculated in accordance with the formula N x (X/Y) where:

(a)	N is the number of Shares in the original Option reduced by any Shares in respect of which it has already been exercised or has lapsed;

(b)	X is the number of days between the Employee's date of death or cessation of employment and the Normal Vesting Date under the Option; and

(c)	Y is the number of days between the Grant Date and the Normal Vesting Date under the Option.

10.5	The Shares after the reduction calculated in accordance with rule 10.4 shall be further reduced to reflect the extent to which the Performance Condition has not been satisfied on:

(a)	the date on which the Board determines whether the Performance Condition has been met; and

(b)	if an Option becomes exercisable before the Normal Vesting Date under this rule 10, the date the Option Holder ceased employment.

10.6
Notwithstanding any other rule of this Plan except rule 14.12 if an Option Holder dies, the Option Holder's personal representatives may exercise the Option over the Leaver Number during the period of 12 months following the Option Holder's death. If the Option is not exercised, it will lapse on the first anniversary of the Option Holder's death.

10.7
An Option Holder who ceases to be an Employee before the Normal Vesting date due to any of the following reasons, may exercise their Option over the Leaver Number during the 90-day period beginning on the earlier of the Normal Vesting Date and the date on which the Option becomes exercisable under rule 14:

(a)	injury;

(b)	ill health;

(c)	disability;

(d)	retirement;

(e)	Redundancy;

(f)	the Option Holder's employer ceasing to be a Group Company; or

(g)	the transfer of the business that employs the Option Holder to a person that is not a Group Company,
The Option shall lapse at the end of the exercise period specified in this rule 10.7 to the extent it is not exercised.

10.8
An Option Holder who ceases to be an Employee before the Normal Vesting Date for any reason other than death or a reason specified in rule 10.7 may not exercise their Option unless the Board determines otherwise under rule 10.11.

10.9
An Option Holder who ceases to be an Employee on or after the Normal Vesting Date for any reason other than summary dismissal may exercise their Option during the period of 90 days following the date of cessation, after which the Option shall lapse to the extent not exercised.

10.10	An Option Holder who ceases to be an Employee by reason of summary dismissal may not exercise their Option unless the Board determines otherwise.

10.11
Where rules 10.8 or 10.10 apply, the Board may decide at any time during the period of 90 days after the relevant cessation of employment that the relevant Option Holder may exercise their Option over the Leaver Number. Any such decision, and whether to consider making such a decision, shall be entirely at the discretion of the Board. If the Board makes a decision to permit exercise under this rule 10.11, it shall:

(a)	specify the period during which the Option may be exercised (after which the Option shall lapse, to the extent not exercised), such a period to end no later than the later of:

(i)	the latest date on which the Option may be exercised, as specified in the Option Certificate; and

(ii)	90 days following the Normal Vesting Date; and

(b)	notify the Option Holder of its decision within a reasonable time after making it.

10.12	An Option Holder shall not be regarded as ceasing to be an Employee for the purposes of this Plan until the Option Holder is no longer an Employee or director of any Group Company.

11	OPTION EXERCISE

11.1	An Option shall be exercised by the Option Holder giving a written exercise notice to the Company, that shall:

(a)	set out the number of Shares over which the Option Holder wishes to exercise the Option. If that number exceeds the number over which the Option may be validly exercised at the time:

(i)	the Option shall be treated as exercised only in respect of that lesser number; and

(ii)	any excess amount paid to exercise the Option or meet any Tax Liability shall be refunded;

(b)	be made using a form approved by the Board;

(c)	include a power of attorney as required by rule 12.7;

(d)	include the Option Holder's agreement to pay the Tax Liability in accordance with rule 12; and

(e)
be accompanied by the relevant Option Certificate, save where the Board agrees otherwise upon such conditions as to the return and cancellation of the Option Certificate as the Board may in its absolute discretion decide.

11.2	An Option may be exercised in full or, where allowed under the grant document, in part in accordance with the terms of that grant.

11.3	Where an Option is exercised in part, the Company shall issue a new Option Certificate for the Shares that are still subject to the Option.

11.4	Any exercise notice shall be accompanied by:

(a)	payment of an amount equal to the Exercise Price multiplied by the number of Shares specified in the notice; and

(b)	any payment required under rule 12; and/or

(c)	any documents relating to arrangements or agreements required under rule 12.

11.5	Any exercise notice shall be invalid:

(a)	to the extent that it is inconsistent with the Option Holder's rights under these rules and the Option Certificate;

(b)	if any of the requirements of rule 11.3 or rule 11.4 are not met; or

(c)	if any payment referred to in rule 11.4 is made by a cheque that is not honoured on first presentation or in any other manner that fails to transfer the expected value to the Company.

11.6
The Company may permit the Option Holder to correct any defect referred to in rule 11.5(b) or (c) (but are not be obliged to do so). The date of any corrected exercise notice shall be the date of the correction rather than the original notice date for all other purposes of the Plan.

11.7	Shares shall be allotted and issued (or transferred, as appropriate) within 30 days after a valid Option exercise, subject to the other rules of the Plan.

11.8
Except for any rights determined by reference to a date before the date of allotment, Shares allotted and issued in satisfaction of the exercise of an Option shall rank equally in all respects with the other shares of the same class in issue at the date of allotment.

11.9
If the Shares are listed or traded on any stock exchange, the Company shall apply to the appropriate body for any newly issued Shares allotted on exercise of an Option to be admitted to trading on that exchange.

12	TAX LIABILITIES

12.1	The Option Holder shall indemnify the Employer Company in respect of any Tax Liability.

12.2	An Option Holder may not exercise an Option unless the Option Holder:

(a)	agrees, in writing, to pay the Tax Liability to the Employer Company; and

(b)	has made arrangements, satisfactory to the Employer Company or Company, to pay the Tax Liability.

12.3	If an Option Holder does not pay the Tax Liability within seven days of exercise, the Company or Employer Company as appropriate, may:

(a)	if the Shares are readily saleable at the time, require that within a reasonable period specified by the Company the Option Holder:

(i)	sell such number of Shares as is necessary to meet the Tax Liability and any costs of sale; and

(ii)	remit the sum to the Company to meet the Tax Liability on the Option Holder's behalf and/or pay the sum directly to the relevant tax authority to whom the Tax Liability arises; or

(b)
retain the amount of any Tax Liability from any payments of remuneration made to the Option Holder on or after the date on which the Tax Liability arose. However, in the case of national insurance contributions, the Employer Company may only withhold such amount as is permitted by law.

The Option Holder's obligations under rule 12.1 shall not be affected by any failure of the Company or Employer Company to withhold shares or deduct from payments of remuneration under this rule.

12.4
At the request of the Employer Company, at any time before exercise of the Option, the Option Holder must elect, to the extent permitted by law, and using a form approved by HMRC, that the whole or any part of the liability for employer national insurance contributions (Employer NICS) arising as a result of a Taxable Event shall be transferred to the Option Holder.

12.5	The Employer Company may:

(a)	on the Grant Date, direct that the Tax Liability shall not include Employer NICs; or

(b)
at any time after the Grant Date, but before the Option is exercised, release the Option Holder from their obligations in respect of Employer NICs under this rule 12 so that Employer NICs do not form part of the Tax Liability.

12.6
At the request of the Employer Company on or before the date of exercise of the Option, the Option Holder must enter into a joint election under section 431(1) or section 321(2) of ITEPA 2003, in respect of the Shares to be acquired on exercise of the relevant Option.

12.7	The exercise notice for the Option shall include a power of attorney appointing the Company as the Option Holder's agent and attorney for the purposes of rule 12.3.

12.8
Option Holders shall have no rights to compensation or damages on account of any loss in respect of Options or the Plan where such loss arises (or is claimed to arise), in whole or in part, from the Plan ceasing to be a Schedule 4 CSOP.

12.9
Each Option shall include a requirement that the Option Holder irrevocably agrees to enter into a joint election under section 431(1) or section 431(2) of ITEPA 2003, if required to do so by the Company, their employer or former employer, on or before the date of exercise of the Option.

13	RELATIONSHIP WITH EMPLOYMENT CONTRACT

13.1
The rights and obligations of any Option Holder under the terms of their office or employment with the Company (or any Group Company or former Group Company) shall not be affected by being an Option Holder.

13.2	The value of any benefit realised under the Plan by Option Holders shall not be taken into account in determining any pension, pension contribution, or similar entitlements.

13.3
Option Holders and Employees shall have no rights to compensation or damages on account of any loss in respect of Options or the Plan where such loss arises (or is claimed to arise), in whole or in part, from:

(a)	termination of office or employment with; or

(b)	notice to terminate office or employment given by or to,
the Company, any Group Company or any former Group Company. This exclusion of liability shall apply however termination of office or employment, or the giving of notice, is caused and however compensation or damages may be claimed.

13.4	Option Holders and Employees shall have no rights to compensation or damages from the Company, any Group Company or any former Group Company on account of any loss in respect of Options or the Plan where such loss arises (or is claimed to arise), in whole or in part, from:

(a)	any company ceasing to be a Group Company; or

(b)	the transfer of any business from a Group Company to any person that is not a Group Company.
This exclusion of liability shall apply however the change of status of the relevant Group Company, or the transfer of the relevant business, is caused, and however compensation or damages may be claimed.

13.5	An Employee shall not have any right to receive Options, whether or not any have previously been granted.

14	TAKEOVERS AND LIQUIDATIONS

14.1	For the purposes of this rule 14 a Relevant Event means:

(a)	a person (the Controller) obtaining Control of the Company as a result of:

(i)
making a general offer to acquire the whole of the issued share capital of the Company (except for any capital already held by the Controller or any person connected with the Controller) that is made on a condition such that, if it is satisfied, the person making the offer will have Control of the Company; or

(ii)
making a general offer to acquire all the shares in the Company (except for any shares already held by the Controller or any person connected with the Controller) that are of the same class as the Shares; or

(b)
the court sanctioning a compromise or arrangement under section 899 of the Companies Act 2006 (or an equivalent compromise or arrangement in the relevant jurisdiction) that is applicable to or affects:

(i)	all the ordinary share capital of the Company or all the Shares of the same class as the Shares to which the Option relates; or

(ii)
all the Shares, or all the Shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 4 CSOP; or

(c)	shareholders becoming bound by a non-UK reorganisation (as defined by paragraph 35ZA of Schedule 4) that is applicable to or affects:

(i)	all the ordinary share capital of the Company or all the Shares of the same class as the Shares to which the Option relates; or

(ii)
all the Shares, or all the Shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 4 CSOP; or

(d)	a person becomes bound or entitled to acquire Shares under sections 979 to 985 of the Companies Act 2006.

14.2	Subject to rule 14.5 an Option may be exercised to the extent that the Performance Condition is met on the date of the Relevant Event:

(a)	within six months of a Relevant Event occurring under rules 14.1(a), (b) or (c); or

(b)	at any time after a Relevant Event occurring under rule 14.1(d), continuing for as long as that person remains so bound or entitled.

14.3	If:

(a)	a Relevant Event specified in rule 14.1(a) occurs; or

(b)	a change of Control occurs as a result of a Relevant Event specified in rules 14.1(b), (c) or (d);
and, as a result of the change of Control, Shares will no longer satisfy the requirements of Part 4 of Schedule 4, Options may be exercised to the extent that Board may determine in its absolute discretion (and is notified to Option Holders) during the period of 20 days following the change of Control. If the Option is not exercised, it will lapse at the expiry of 20 days following the change of Control.

14.4
If the Board reasonably expects a Relevant Event to occur, the Board may make arrangements permitting Options to be exercised for a period of 20 days ending with the Relevant Event. If an Option is exercised under this rule 14.4. it will be treated as having been exercised in accordance with rule 14.2.

If the Board makes arrangements for the exercise of Options under this rule 14.4:

(a)	if the Option is not exercised in accordance with those arrangements, it will lapse on the date of the Relevant Event; and

(b)	if the Relevant Event does not occur within 20 days of the date of purported exercise, the Option shall be treated as not having been exercised.

14.5
If, as a result of a Relevant Event, a company has obtained Control of the Company, each Option Holder may, by agreement with that company (Acquiring Company) within the Rollover Period, release each Option (Old Option) for a replacement option (New Option). A New Option shall:

(a)	be over shares that satisfy the requirements of paragraphs 16 to 20 of Schedule 4 in the Acquiring Company (or some other company falling within paragraph 27(2)(b) of Schedule 4);

(b)
be a right to acquire such number of those shares as have, immediately after grant of the New Option, a total Market Value substantially the same as the total Market Value of the shares subject to the Old Option immediately before its release;

(c)
have an exercise price per share such that the total price payable on complete exercise of the New Option is substantially the same as the total price that would have been payable on complete exercise of the Old Option; and

(d)	so far as practicable, be on terms otherwise identical to the Old Option immediately before the Old Option's release.

14.6	Any Rollover Period shall have the same duration as the applicable appropriate period defined in paragraph 26(3) of Schedule 4.

14.7	Any New Option granted under rule 14.5 shall be treated as having been acquired at the same time as the relevant Old Option for all other purposes of the Plan.

14.8	The Plan shall be interpreted in relation to any New Options as if references to:

(a)	the Company were references to the Acquiring Company (or to any other company whose shares are subject to the New Options, as the context may require); and

(b)	the Shares were references to the shares subject to the New Options.

14.9	The Company will remain the scheme organiser of the Plan (as defined in paragraph 2(2) of Schedule 4) following the release of Options and the grant of New Options under rule 14.5.

14.10	The Acquiring Company shall issue (or procure the issue of) an Option Certificate for each New Option.

14.11	In this rule 14 (other than rule 14.5), a person shall be deemed to have obtained Control of a company if they, and others acting with them, have obtained Control of it together.

14.12
If the shareholders of the Company receive notice of a resolution for the voluntary winding up of the Company, any Option Holder may exercise an Option to the extent that the Performance Condition is met at the date of the resolution at any time in the period before that resolution is passed, conditionally upon the passing of that resolution, and if the Option Holder does not exercise the Option, it shall lapse when the winding up begins.

14.13
Where there is a Relevant Event, or the Board reasonably expects a Relevant Event to occur, it shall have, in addition to the powers and discretions set out above, the powers and discretions set out in Article 9.3 of the US Plan (Corporate Transactions) (the Article 9.3 Powers) as if the UK Options were Awards under the US Plan, subject to the following limitations:

(a)	the Article 9.3 Powers may not be used in such a way as calls into question or invalidates the Plan's status as a Schedule 4 CSOP and any such exercise will be void ab initio;

(b)	the Article 9.3 Powers shall be exercised in such a way as to comply with any relevant legal requirements applicable in the jurisdiction of the Plan to the use of the powers;

(c)	references in Article 9.3 to the Administrator shall be read as references to the Board;

(d)
any payment made under paragraph (e) of Article 9.3 is subject to a requirement to provide the Option Holder with fair and appropriate value in exchange for the relevant Options (as determined reasonably by the Board) rather than be subject to the Board's absolute discretion; and

(e)	the final paragraph of Article 9.3 and references to Code Section 409A in Article 9.3 shall not apply.

14.14	The Board shall notify Option Holders of any event that is relevant to Options under this rule 14 within a reasonable period after the Board becomes aware of it.

15	VARIATION OF SHARE CAPITAL

15.1	Subject to rule 15.2 and the requirements of paragraph 22 of Schedule 4:

(a)
if there is any variation of the share capital of the Company (whether that variation is a capitalisation issue (other than a scrip dividend), rights issue, consolidation, subdivision or reduction of capital or otherwise) that affects (or may affect) the value of Options to Option Holders, the Board may adjust the number and description of Shares subject to each Option and/or the Exercise Price of each Option in a manner that the Board, in its reasonable opinion, considers to be fair and appropriate; and/or

(b)
the Company may direct that the provisions of Article 9.1 (Adjustments) of the US Plan shall apply in respect of the Option. Where this rule 15.1(b) may apply in respect of an Option, the Option Certificate shall reference this possibility.)

15.2	Rule 15.1 is subject the following restrictions:

(a)	adjustments to the Exercise Price may only be made in accordance with the provisions of paragraph 22 of Schedule 4;

(b)	any adjustment to the number of Shares may be made only in accordance with either paragraph 22 of Schedule 4 or a mechanism notified to the Option Holder at grant;

(c)	the total market value of the Shares subject to the Option is, immediately after the variation of share capital, substantially the same as immediately before the variation of share capital;

(d)	the total amount payable on exercise of an Option immediately after the variation of Share Capital must be substantially the same as immediately before the variation of share capital; and

(e)
the Exercise Price for a Share to be newly issued on the exercise of any Option shall not be reduced below its nominal value (unless the Board resolves to capitalise, from reserves, an amount equal to the amount by which the total nominal value of the relevant Shares exceeds the total adjusted Exercise Price, and to apply such amount to pay up the relevant Shares in full).

16	NOTICES

16.1	Any notice or other communication given under or in connection with the Plan shall be in writing and shall be:

(a)	delivered by hand or by pre-paid international post at the appropriate address;
for the purposes of this rule 16, the appropriate address means:

(i)	in the case of the Company, at 3020 Carrington Mill Blvd., Suite 300, Morrisville, NC 27560;

(ii)	in the case of an Option Holder, their home address as notified by the Option Holder to the Company;

(iii)	if the Option Holder has died, and notice of the appointment of personal representatives has been given to the Company, any contact address they have specified in such notice; and

(b)	sent by fax to the fax number notified in writing by the recipient to the sender; or

(c)	sent by email to the appropriate email address,
for the purposes of this rule 16, appropriate email address means:

(i)	in the case of the Company, Bill.Alvey@maxpoint.com;

(ii)	in the case of the Option Holder, if they are permitted to receive personal emails at work, their work email address, if not, the email notified to the Company by the Option Holder.

16.2	Any notice or other communication given under this rule 16 shall be deemed to have been received:

(a)	if delivered by hand, on signature of a delivery receipt, or at the time the notice is left at the proper address;

(b)	if sent by pre-paid international post, at 9.00 a.m. local time on the sixth Business Day after posting, or at the time recorded by the delivery service;

(c)	if send by fax, at 9.00 a.m. local time on the next Business Day after transmission; and

(d)	if sent by email, at 9.00 a.m. local time on the next Business Day after sending.

16.3	This rule 16 does not apply to:

(a)	the service of any exercise notice pursuant to rule 11.2; and

(b)	the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

17	ADMINISTRATION AND AMENDMENT

17.1	The Plan shall be administered by the Board.

17.2	The Board may amend the Plan from time to time, but:

(a)	no amendment may be made to a Key Feature of the Plan if, as a result of the amendment, the Plan would no longer be a Schedule 4 CSOP;

(b)	no material amendment may apply to Options granted before the amendment was made without the consent of the Option Holder; and

(c)	no amendment may be made without the prior approval of the Company as required under the rules of its stock market listing, and/or the jurisdiction in which it is incorporated.

17.3	The Company shall ensure that at all times:

(a)	it has sufficient unissued or treasury Shares available; or

(b)	arrangements are in place for a third party to transfer issued Shares to satisfy the exercise of all the Options.

(c)	arrangements are in place for any third party to transfer issued Shares, to satisfy the exercise of all Options.

17.4	The Board (whose decision is final) shall determine any question of interpretation and settle any dispute arising under the Plan.

17.5	The Board shall act fairly and reasonably and in good faith in making any decision or determination, or exercising any discretion under the rules,

17.6	The Company is not obliged to notify any Option Holder if an Option is due to lapse.

17.7	The Company is not obliged to provide Option Holders with copies of any materials sent to the holders of Shares.

18	GOVERNING LAW

18.1
The Plan and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales save that disputes or claims that relate to the provisions of the US Plan and/or the equivalent provision of any successor or replacement US plan, shall be governed by the laws of the State of Delaware.

19	JURISDICTION

19.1
Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with the Plan or its subject matter or formation (including non-contractual disputes or claims).

19.2
Each party irrevocably consents to any process in any legal action or proceedings under rule 19.1 above being served on it in accordance with the provisions of the Plan relating to service of notices. Nothing contained in the Plan shall affect the right to serve process in any other manner permitted by law.

20	THIRD PARTY RIGHTS

20.1
Save where provided otherwise under this Plan in respect of employers or former employers of an Option Holder, persons who are not parties to the Option shall have no rights under or in connection with it as a result of the Contracts (Rights of Third Parties) Act 1999.

20.2
The rights of the parties to an Option to surrender, terminate or rescind it, or agree any variation, waiver or settlement of it, are not subject to the consent of any person that is not a party to the Option as a result of the Contracts (Rights of Third Parties) Act 1999.

21	DATA PROTECTION

21.1
In accepting the grant of an Option each Option Holder consents to the collection, holding, processing and transfer of their Personal Data by the Company or any Constituent Company for all purposes connected with the operation of the Plan.

21.2	The purposes of the Plan referred to in rule 21.1 include, but are not limited to:

(a)	holding and maintaining details of the Option Holder's Options;

(b)	transferring the Option Holder's Personal Data to the trustee of an employee benefit trust, the Company's registrars or brokers or any administrators of the Plan;

(c)
transferring the Option Holder's Personal Data to a bona fide prospective buyer of the Company or the Option Holder's employer company or business unit (or the prospective buyer's advisers), provided that the prospective buyer and its advisers irrevocably agree to use the Option Holder's Personal Data only in connection with the proposed transaction and in accordance with the data protection principles set out in the Data Protection Act 1998; and

(d)
transferring the Option Holder's Personal Data under rules 21.2(b) or (c) to a person (in particular the Group Companies) who are resident in a country or territory outside the European Economic Area that may not provide the same statutory protection for the information as countries within the European Economic Area.

21.3	The Plan shall be administered in accordance with any relevant Data Protection Law applicable in the United Kingdom from time to time.

Share Option Agreement under the MaxPoint Interactive, Inc Company Share Option Plan
Dated [ ]
MaxPoint Interactive, Inc (The Company)

Share Option Agreement under the Maxpoint Interactive Inc Company Share Option Plan
Dated
Between

(1)	This is a deed of MaxPoint Interactive, Inc (the Company) incorporated under the laws of the State of Delaware, whose principal place of business is in Morrisville, North Carolina, U.S.A.
This deed is dated as set out on its first page
Recitals
(A) The Company has adopted the MaxPoint Interactive, Inc Company Share Option Plan (Plan).
(B) The Plan is a Schedule 4 CSOP scheme (as defined in paragraph 1(A1) of Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003).
(C) The Company wishes to grant an option under the Plan to [Name of employee] of [Employee's address] (Option Holder), on the terms specified in this deed (Option Certificate).
Operative Part

1	Interpretation

1.1
Words in this Option Certificate shall have the same meaning as in the Plan, save where they are specified to have a different meaning under this Option Certificate, or where the context otherwise requires.

1.2	The rules of interpretation in the Plan also apply to this Option Certificate.

1.3	A copy of the rules of the Plan may be obtained on request from [ ].

1.4	References to "you" or "your" refer or address the Option Holder.

2	Grant of Option

2.1	Subject to the other terms of the Option Certificate and the rules of the Plan, the Company grants you an option (Option) to acquire [number of shares] (Option Shares) in the Company.

2.2	The Grant Date of the Option is the date of execution of this deed.

2.3	The Exercise Price of the Option is [CURRENCY UNIT][AMOUNT] per Option Share.
2.4    The Normal Vesting Date of the Option is [DATE] [DN – usually +3 years for CSOP tax relief].

3	Earliest exercise date

3.1	You may not exercise the Option before the Normal Vesting Date unless an event occurs before then which causes the Option to become exercisable under the rules of the Plan.

3.2	You may lose the ability to exercise the Option and/or the Option may lapse before the Normal Vesting Date if certain events occur, in accordance with the rules of the Plan.

4	Latest exercise date

4.1
You may not exercise the Option after [date within 10 years of date of grant] and it will lapse on that date if it has not lapsed or been exercised in full before then. [DN – no more than 10 years from date of grant to retain CSOP tax relief)

4.2	You may lose the ability to exercise the Option and/or the Option may lapse before the date specified in clause 4.1 if certain events occur, in accordance with the rules of the Plan.

5	Performance conditions [DN – Omit if no Performance conditions set]

5.1	You may only exercise the Option if, and to the extent that, the performance conditions set out in Schedule 1 to this deed (Performance Conditions) are satisfied.

5.2	The Rules of the Plan set out the circumstances (if any) where the Company may waive or vary these performance conditions.

6	Restrictions applying to shares to the Option Shares
The Option Shares are EITHER [subject to the Relevant Restrictions in Schedule 2 OR not subject to any Relevant Restrictions].

7	Option terms

7.1	The Option is subject to:

(a)	the legislation applicable to Schedule 4 CSOP schemes; and

(b)	the rules of the Plan (which are also subject to that legislation).

7.2	The provisions referenced in clause 7.1 shall take precedence over any other conflicting statement about the terms of the Option

8	Restrictions on transfer and charging

8.1	You may not transfer the Option and it will lapse if you attempt to do so. However, the Option will not lapse if and when it passes to your personal representatives on your death.

8.2	You may not make the Option subject to a charge or any other security interest. The Option will lapse if you attempt to do so.

8.3	The Option will lapse if you are declared bankrupt.

9	Limits on exercise
If you:

(a)	cease holding office or employment with a Group Company; or

(b)	give or receive notice to terminate office or employment

in certain circumstances before the Normal Vesting Date, you may only exercise the Option (if at all) over a certain proportion of the Option Shares, calculated in accordance with the rules of the Plan.

10	Exercise after cessation of employment
The rules of the Plan set out the extent (if any) to which you may exercise the Option:

(a)	after you cease holding office or employment with a Group Company; or

(b)	after you give or receive notice to terminate employment with a Group Company.

11	Terms of employment

11.1	The grant and existence of the Option shall not affect the terms of your employment with the Company or any other company of which the Company has (or had) Control.

11.2	You shall have no rights to compensation or damages on account of any loss concerning the Option or the Plan that arises (or is claimed to arise), in whole or in part, from:

(a)	the termination of any office or employment held by you; or

(b)	any notice to terminate office or employment given by or to you; or

(c)	any company ceasing to be a Constituent Company of the Plan; or

(d)	the transfer of any business to a person which is not a Constituent Company of the Plan; or

(e)	a determination by HMRC that the Plan is no longer a Schedule 4 CSOP scheme.

11.3	This clause 11 applies however the relevant circumstances are caused and however damages or compensation may be claimed.

11.4	The grant of the Option does not give you any right to receive further options under the Plan, or any other share incentives or bonuses.

11.5	The value of any benefit realised from the Option will not be taken into account in determining your entitlement to any pension or similar benefit.

12	Tax and National Insurance Contributions

12.1	On exercise of the Option you may have an income tax liability under PAYE and you may be required to pay National Insurance contributions (NICs). Where this is the case:

(a)
the Company (or your employer, if different) may require you to pay amounts in respect of your PAYE and NICs liability, or enter into some other arrangement specified by the Company for the payment of these amounts;

(b)	You may be required to:

(i)	pay; or

(ii)	enter into a joint election to transfer; or

(iii)	enter into an arrangement or agreement for the payment of
some or all of your Employer Company's secondary class 1 NICs liability arising from exercise of the Option; and]

(c)
in some circumstances, the Company may withhold the number of Option Shares required to meet your liabilities in respect of PAYE, and primary (employee) class 1 NICs and secondary (employer) class 1 NICs.

12.2	The Option may only be exercised if you:

(a)	confirm (in writing) that you agree to the requirements of the Plan relating to PAYE and NICs This may be done at the time of exercise; and

(b)	make any arrangements, or enter into any agreements, that may be required under this rule 12 of the Plan (tax liabilities).

13	Exercise of Option

13.1	To exercise the Option, you should fill in and sign an exercise notice and submit it to the Company.

13.2	An exercise notice form can be obtained from [name of person].
If you exercise the Option in part only, then you shall exercise it over at least [Add reference to minimum exercise if allowed] shares, or, if less, the number of shares over which the Option may be exercised.
This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

SCHEDULE 1 - PERFORMANCE CONDITIONS
[Insert performance conditions]

SCHEDULE 2 - RELEVANT RESTRICTIONS
Insert details of any restrictions applicable to the shares here.

Signature blocks here.
[Company]